Exhibit 99.1

Lending Club Reports First Quarter 2016 Results
Chairman & CEO Renaud Laplanche Resigns

Hans Morris Appointed Executive Chairman
President Scott Sanborn to Serve as Acting CEO

SAN FRANCISCO – May 9, 2016 – Lending Club (NYSE: LC), the world’s largest online marketplace connecting borrowers and investors, today reported solid growth in originations, operating revenue, and adjusted EBITDA, notwithstanding a difficult operating environment. Operating revenue in the first quarter of 2016 was $151.3 million, an increase of 87% year-over-year. Adjusted EBITDA was $25.2 million in the first quarter of 2016, an increase of 137% year-over-year.

Lending Club today also reported that on May 6, 2016, the board of directors accepted the resignation of Renaud Laplanche as Chairman and CEO. His resignation followed an internal review of sales of $22 million in near-prime loans to a single investor, in contravention of the investor's express instructions as to a non-credit and non-pricing element, in March and April 2016.

Scott Sanborn will continue in his role of President and will become acting CEO, assuming additional managerial responsibilities for the Company. Mr. Sanborn will be supported by director Hans Morris, who has assumed the newly created role of Executive Chairman.

“A key principle of the Company is maintaining the highest levels of trust with borrowers, investors, regulators, stockholders and employees. While the financial impact of this $22 million in loan sales was minor, a violation of the Company's business practices along with a lack of full disclosure during the review was unacceptable to the board. Accordingly, the board took swift and decisive action, and authorized additional remedial steps to rectify these issues,” said Mr. Morris. “We have every confidence that Scott and the management team are well positioned to lead Lending Club forward.”

“As our first quarter results demonstrate, Lending Club's business was strong despite the increasingly challenging investor environment,” said Lending Club President and acting CEO Scott Sanborn. “I will work closely with our valued borrowers, investors, and business partners to drive the continued success of Lending Club, and I am excited to be leading this exemplary team.”

First Quarter 2016 Financial Highlights

	Quarter Ended March 31,
($ in millions)	2016	2015	% Change
Originations	$2,750.0	$1,635.1	68%
Operating Revenue	$151.3	$81.0	87%
Adjusted EBITDA (1)	$25.2	$10.6	137%
Net Income (Loss)	$4.1	$(6.4)	N/M

N/M	Not Meaningful

(1)	Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion below under the heading “Non-GAAP Measures” and the reconciliation at the end of this release.

Originations – Loan originations in the first quarter of 2016 were $2.75 billion, compared to $1.64 billion in the same period last year, an increase of 68% year-over-year. The Lending Club platform has now facilitated nearly $19 billion in loans since inception.

Operating Revenue – Operating revenue in the first quarter of 2016 was $151.3 million, compared to $81.0 million in the same period last year, an increase of 87% year-over-year. Operating revenue as a percent of originations, or revenue yield, was 5.50% in the first quarter, up from 4.95% in the same period last year.

Adjusted EBITDA (2) – Adjusted EBITDA was $25.2 million in the first quarter of 2016, compared to $10.6 million in the same period last year. As a percent of operating revenue, adjusted EBITDA margin was 16.7% in the first quarter of 2016, up from 13.1% in the same period last year.

Net Income (Loss) – GAAP net income was $4.1 million for the first quarter of 2016, compared to net loss of $6.4 million in the same period last year. GAAP net income included $15.0 million of stock-based compensation expense in the first quarter of 2016, compared to $11.6 million in the same period last year.

Earnings Per Share (EPS) – Basic and diluted EPS was $0.01 for the first quarter, compared to basic and diluted EPS of ($0.02) in the same period last year.

Adjusted EPS (2) – Adjusted EPS was $0.05 for the first quarter of 2016, compared to $0.02 in the same period last year.

Cash, Cash Equivalents and Securities Available for Sale – As of March 31, 2016, cash, cash equivalents and securities available for sale totaled $868 million.

(2)	Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures. Please see the discussion below under the heading "Non-GAAP Measures" and the reconciliations at the end of this release.

Other Metrics & Business Highlights

•
Lending Club’s servicing portfolio reached $10.2 billion at the end of the first quarter 2016, up from $5.6 billion in the same quarter last year, and Lending Club paid out $1.5 billion of principal and interest payments to investors during the first quarter of 2016.

•	Lending Club’s platform had its first month with greater than $1 billion of originations in Q1, including two days at or above $99 million.
“The flexibility of our operating model enabled us to respond to market challenges such as economic uncertainty, capital market disruptions and negative seasonality,” said Carrie Dolan, Chief Financial Officer. “We were pleased with the Company's growth in the face of these challenges.”

Board Review

Lending Club conducted a review, under the supervision of a sub-committee of the board of directors and with the assistance of independent outside counsel and other advisors, regarding non-conforming sales to a single, accredited institutional investor of $22 million of near-prime loans ($15 million in March and $7 million in April). The loans in question failed to conform to the investor's express instructions as to a non-credit and non-pricing element. Certain personnel apparently were aware that the sale did not meet the investor's criteria.

In early April 2016, Lending Club repurchased these loans at par and subsequently resold them at par to another investor. As a result of the repurchase, as of March 31, 2016, these loans were recorded as secured borrowings on the Company’s balance sheet and were also recorded at fair value. The financial impact of this reporting is that the Company was unable to recognize approximately $150,000 in revenue as of March 31, 2016, related to gains on sales of these loans.

The review began with discovery of a change in the application dates for $3.0 million of the loans described above, which was promptly remediated. The board also hired an outside expert firm to review all other loans facilitated in the first quarter of 2016 and the firm did not find changes to data in these or other Q1 loans.

The review further discovered another matter unrelated to the sale of the loans, involving a failure to inform the board’s Risk Committee of personal interests held in a third party fund while the Company was contemplating an investment in the same fund. This lack of disclosure had no impact on financial results for the first quarter.

Given the events above, the Company took, and will continue to take, remediation steps to resolve the material weaknesses in internal control over financial reporting identified in the first quarter of 2016 -- one related to the sales of non-conforming loans and the other to the failure to disclose the personal investment interests -- and to restore the effectiveness of its disclosure controls and procedures. These remediation steps included the termination or resignation of three senior managers involved in the sales of the $22 million of near-prime loans.

Lending Club will file an extension request with the Securities and Exchange Commission to file its quarterly report on Form 10-Q for the first quarter on or prior to May 16, 2016.

Outlook

In light of the recent events described above, the Company believes it is prudent not to provide guidance at this time. The Company intends to provide guidance as soon as appropriate.

Share Repurchase

In the first quarter, the board of directors approved a share repurchase program under which Lending Club may repurchase up to $150 million of the Company’s common stock in open market or privately negotiated transactions. This repurchase plan is valid for one year and does not obligate the Company to acquire any particular amount of common stock, and may be suspended at any time at Lending Club’s discretion. As of May 9, 2016, Lending Club has repurchased roughly 2.3 million shares for approximately $19.5 million, and has $130.5 million remaining under its authorization.

About Scott Sanborn

As President, Scott has overseen the Company's product lines (personal loans, small business and patient and education financing) as well as marketing and product development. Prior to becoming President in April 2016, Scott was Lending Club's Chief Marketing and Operating Officer with additional responsibility for managing our customer-facing operations. Scott originally joined Lending Club in May 2010.

Before joining Lending Club, Scott was the Chief Marketing and Revenue Officer for eHealth Insurance, a publicly traded ecommerce company, where he led marketing, product, sales and customer service to bring double digit growth in revenue and new customer acquisition.

Prior experience includes various senior marketing roles including President and Chief Marketing Officer of RedEnvelope, Inc., an e-commerce and catalog retailer of upscale gifts, and Senior Vice President of Marketing for the Home Shopping Network, a television and internet retailer of consumer products. Scott holds a BS from Tufts University.

About Hans Morris

John C. (Hans) Morris joined Lending Club’s board of directors in February 2013. Mr. Morris founded Nyca Partners, a venture capital and advisory company, in 2014 and is the managing partner. From January 2010 until January 2014, he also served as a managing director and special advisor at General Atlantic, a growth equity firm. Mr. Morris previously served as the President of Visa, Inc. from 2007 to 2009. He previously spent 27 years at Citigroup and its predecessor companies in assorted leadership positions, with his final position as CFO and head of finance, technology and operations for Citi Markets and Banking. Mr. Morris also serves on the board of directors of KCG Holdings, Inc. and five privately held companies. Mr. Morris holds a B.A. from Dartmouth College.

About Lending Club

Lending Club's mission is to transform the banking system to make credit more affordable and investing more rewarding. The Company's technology platform enables it to deliver innovative solutions to borrowers and investors. We operate at a lower cost than traditional bank lending programs, so we're able to pass the savings on to borrowers in the form of lower rates and to investors in the form of solid returns. Lending Club is based in San Francisco, California. More information is available at https://www.lendingclub.com. Currently only residents of the following states may invest in Lending Club notes: AL, AR, AZ, CA, CO, CT, DC, DE, FL, GA, HI, IA, ID, IL, IN, KS, KY, LA, MA, ME, MI, MN, MO, MS, MT, NE, NH, NJ, NV, NY, OK, OR, RI, SC, SD, TN, TX, UT, VA, VT, WA, WI, or WY. All loans are made by federally regulated issuing bank partners.

Conference Call and Webcast Information

The Lending Club’s First Quarter 2016 webcast and teleconference is scheduled to begin at 5:00 a.m. Pacific Time on Monday, May 9, 2016. A live webcast of the call will be available at http://ir.lendingclub.com under the Events & Presentations menu. To access the call, please dial +1 (888) 317-6003, or outside the U.S. +1 (412) 317-6061, with conference ID 1490986, ten minutes prior to 5:00 a.m. Pacific Time (or 8:00 a.m. Eastern Time). An audio archive of the call will be available at http://ir.lendingclub.com. An audio replay will be also available on May 9, 2016, until May 16, 2016, by calling +1 (877) 344-7529 or +1 (412) 317-0088, with Conference ID 10084145.

Contacts

For Investors:
James Samford
IR@lendingclub.com

Media Contact:
Steve Swasey
PR@lendingclub.com

Non-GAAP Measures

Our non-GAAP measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. Contribution, contribution margin, adjusted EBITDA, adjusted EBITDA margin, and adjusted EPS should not be viewed as substitutes for, or superior to, net income (loss), and basic and diluted EPS, as prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these measures differently, which may reduce their usefulness as a comparative measure. Contribution, contribution margin, adjusted EBITDA, adjusted EBITDA margin and adjusted EPS do not consider the potentially dilutive impact of stock-based compensation. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA and adjusted EBITDA margin do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements. Adjusted EBITDA and adjusted EBITDA margin do not reflect tax payments that may represent a reduction in cash available to us. Please see the “Reconciliation of GAAP to Non-GAAP Measures” tables at the end of this release.

In evaluating contribution, contribution margin, adjusted EBITDA, adjusted EBITDA margin and adjusted EPS, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation.

Safe Harbor Statement

Some of the statements in this above are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Information in this press release is not an offer to sell securities or the solicitation of an offer to buy securities.

Please see our Risk Factors in our Form 10-K for the period ended December 31, 2015, as filed with the SEC on February 22, 2016.

ANNEX A

LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Operating revenue:
Transaction fees	$124,508	$72,482
Servicing fees	16,942	5,392
Management fees	3,545	2,215
Other revenue	6,270	956
Total operating revenue	151,265	81,045
Net interest income and fair value adjustments	1,029	187
Total net revenue	152,294	81,232
Operating expenses: (1)(2)
Sales and marketing	66,575	34,470
Origination and servicing	19,198	12,201
Engineering and product development	24,198	13,898
Other general and administrative	38,035	26,410
Total operating expenses	148,006	86,979
Income (loss) before income tax expense	4,288	(5,747)
Income tax expense	151	627
Net income (loss)	$4,137	$(6,374)
Net income (loss) per share attributable to common stockholders:
Basic	$0.01	$(0.02)
Diluted	$0.01	$(0.02)
Weighted-average common shares – Basic	380,266,636	371,959,312
Weighted-average common shares – Diluted	392,397,825	371,959,312

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2016	2015(2)
Sales and marketing	$1,904	$1,508
Origination and servicing	746	606
Engineering and product development	3,723	1,798
Other general and administrative	8,648	7,681
Total stock-based compensation expense	$15,021	$11,593

(2)
In the fourth quarter of 2015, the Company disaggregated the expense previously reported as “General and administrative” into “Engineering and product development” and “Other general and administrative” expense. Additionally, the Company reclassified certain operating expenses between “Sales and marketing,” “Origination and servicing,” “Engineering and product development” and “Other general and administrative” expense to align such classification and presentation with how the Company currently manages the operations and these expenses. These changes had no impact to “Total operating expenses.” Prior period amounts have been reclassified to conform to the current period presentation.

ANNEX A

LENDINGCLUB CORPORATION
OPERATING AND FINANCIAL HIGHLIGHTS
(In thousands, except percentages and number of employees, or as noted)
(Unaudited)

						March 31, 2016
	Three Months Ended					% Change
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	Q/Q	Y/Y
Operating Highlights:
Loan originations (in millions)	$1,635	$1,912	$2,236	$2,579	$2,750	7%	68%
Operating revenue	$81,045	$96,119	$115,062	$134,471	$151,265	12%	87%
Contribution (1)(2)	$36,488	$44,344	$57,257	$65,732	$68,142	4%	87%
Contribution margin (1)(2)	45.0%	46.1%	49.8%	48.9%	45.0%	N/M	N/M
Adjusted EBITDA (1)	$10,646	$13,399	$21,157	$24,556	$25,228	3%	137%
Adjusted EBITDA margin (1)	13.1%	13.9%	18.4%	18.3%	16.7%	N/M	N/M
Adjusted EPS - diluted (1)	$0.02	$0.03	$0.04	$0.05	$0.05	N/M	N/M
Standard Program Originations by Investor Type:
Managed accounts, individuals	51%	50%	44%	45%	32%
Self-managed, individuals	24%	20%	20%	17%	20%
Banks and finance companies	17%	22%	22%	21%	34%
Other institutional investors	8%	8%	14%	17%	14%
Total	100%	100%	100%	100%	100%
Originations by Program:
Standard program	79%	76%	76%	77%	76%
Custom program	21%	24%	24%	23%	24%
Total	100%	100%	100%	100%	100%
Servicing Portfolio by Method Financed (in millions, at end of period):
Notes	$1,210	$1,314	$1,458	$1,576	$1,732	10%	43%
Certificates	2,067	2,381	2,692	3,105	3,177	2%	54%
Whole loans sold	2,300	2,853	3,548	4,289	5,269	23%	129%
Total	$5,577	$6,548	$7,698	$8,970	$10,178	13%	82%
Select Balance Sheet Information (in millions, at end of period):
Cash and cash equivalents	$874	$490	$579	$624	$584	(6)%	(33)%
Securities available for sale	$—	$398	$339	$297	$284	(4)%	N/M
Loans	$3,231	$3,637	$4,069	$4,556	$4,716	4%	46%
Notes and certificates	$3,249	$3,660	$4,095	$4,572	$4,713	3%	45%
Total assets	$4,328	$4,783	$5,360	$5,794	$5,948	3%	37%
Total stockholders' equity	$982	$996	$1,016	$1,042	$1,050	1%	7%
Condensed Cash Flow Information:
Net cash flow from operating activities	$6,495	$15,278	$31,577	$21,391	$25,054
Cash flow related to loans	(479,976)	(458,923)	(504,065)	(591,626)	(325,475)
Other	1,276	(425,803)	(53,427)	105,844	(30,522)
Net cash used in investing activities	(478,700)	(884,726)	(557,492)	(485,782)	(355,997)
Cash flow related to notes and certificates	483,543	462,978	507,870	580,602	307,099
Other	(6,993)	22,811	106,785	(71,886)	(15,845)
Net cash flow from financing activities	476,550	485,789	614,655	508,716	291,254
Net change in cash and cash equivalents	$4,345	$(383,659)	$88,740	$44,325	$(39,689)
Employees and contractors (3)	976	1,136	1,305	1,382	1,545
Notes:
N/M Not meaningful.

(1)	Represents a Non-GAAP measure. See Reconciliation of GAAP to Non-GAAP measures.

(2)	Prior period amounts have been reclassified to conform to the current period presentation. See “Condensed Consolidated Statements of Operations” for further details.
(3)    As of the end of each respective period.

ANNEX A

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016
Contribution reconciliation:
Net income (loss)	$(6,374)	$(4,140)	$950	$4,569	$4,137
Net interest income and fair value adjustments	(187)	(798)	(1,214)	(1,047)	(1,029)
Engineering and product development expense (1)	13,898	18,214	21,063	23,887	24,198
Other general and administrative expense (1)	26,410	28,247	32,280	35,245	38,035
Stock-based compensation expense (1)	2,114	2,432	2,945	2,494	2,650
Income tax expense	627	389	1,233	584	151
Contribution (1)	$36,488	$44,344	$57,257	$65,732	$68,142
Total operating revenue	$81,045	$96,119	$115,062	$134,471	$151,265
Contribution margin (1)	45.0%	46.1%	49.8%	48.9%	45.0%
Adjusted EBITDA reconciliation:
Net income (loss)	$(6,374)	$(4,140)	$950	$4,569	$4,137
Net interest income and fair value adjustments	(187)	(798)	(1,214)	(1,047)	(1,029)
Acquisition and related expense	294	403	937	733	293
Depreciation expense:
Engineering and product development	2,744	3,261	3,808	4,007	4,493
Other general and administrative	404	524	708	790	906
Amortization of intangible assets	1,545	1,274	1,256	1,256	1,256
Stock-based compensation expense	11,593	12,486	13,479	13,664	15,021
Income tax expense	627	389	1,233	584	151
Adjusted EBITDA	$10,646	$13,399	$21,157	$24,556	$25,228
Total operating revenue	$81,045	$96,119	$115,062	$134,471	$151,265
Adjusted EBITDA margin	13.1%	13.9%	18.4%	18.3%	16.7%
Adjusted net income and earnings per share (EPS):
Net income (loss)	$(6,374)	$(4,140)	$950	$4,569	$4,137
Acquisition and related expense	294	403	937	733	293
Stock-based compensation expense	11,593	12,486	13,479	13,664	15,021
Amortization of acquired intangible assets	1,545	1,274	1,256	1,256	1,256
Income tax expense	627	389	1,233	584	151
Adjusted net income	$7,685	$10,412	$17,855	$20,806	$20,858
GAAP diluted shares (2)	371,959	372,842	401,935	402,634	392,398
Other dilutive equity awards	38,166	32,808	—	—	—
Non-GAAP diluted shares	410,125	405,650	401,935	402,634	392,398
Adjusted EPS – diluted	$0.02	$0.03	$0.04	$0.05	$0.05
Notes:

(1)	Prior period amounts have been reclassified to conform to the current period presentation. See “Condensed Consolidated Statements of Operations” for further details.

(2)	Equivalent to the basic and diluted shares reflected in the quarterly EPS calculations.